Exhibit 10.4

REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT dated as of May 9, 2002 between AEI RESOURCES HOLDING, INC., a Delaware corporation (the “Company”), and the stockholders who have executed this Agreement.

          This Agreement is made in connection with the filing of the Plan (as defined below).

           The parties hereby agree as follows:

           1. Definitions. As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated:

           "Approved Underwriter" has the meaning specified in Section 3(e).

          “Approved Underwriter Amount” has the meaning specified in Section 3(d).

          “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

          “Common Stock” means the Common Stock, $0.01 par value, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

           "Company Underwriter" has the meaning specified in Section 4(a).

           "Demand Registration" has the meaning specified in Section 3(a)(i).

           "Eligible Holder" has the meaning specified in Section 2(b).

           "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

           "Indemnified Party" has the meaning specified in Section 8(c).

           "Indemnifying Party" has the meaning specified in Section 8(c).

           "Initiating Holders" has the meaning specified in Section 3(a)(i).

           "Inspector" has the meaning specified in Section 6(a)(x).

           "Major Holder" means Appaloosa Management, L.P. and King Street Capital Management, LLC.

           "NASD" has the meaning specified in Section 6(a)(xvi).

           "NASDAQ" has the meaning specified in Section 6(a)(xviii).

          “Person” means any individual, firm, corporation, company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

          “Plan” means the Company’s plan of reorganization dated February 26, 2002, as the same may be amended, under Chapter 11 of Title 11 of the United States Code.

          “Registrable Securities” means, subject to Section 2(a), each of the following: (a) shares of Common Stock issued to the stockholders party hereto upon consummation of the Plan and (b) securities issued or issuable in respect of shares of Common Stock issued, issuable or held pursuant to clause (a) above by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

           "Registration Expenses" has the meaning specified in Section 7.

           "SEC" means the Securities and Exchange Commission.

           "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

           "Shelf Registration" has the meaning specified in Section 3(g).

           "Total Securities" has the meaning specified in Section 4(a).

           "Valid Business Reason" has the meaning specified in Section 3(f).

           2. Securities Subject to this Agreement.

                 (a)Registrable Securities. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities when (i) a registration statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement, (ii) such Registrable Securities have been disposed of pursuant to and in accordance with Rule 144 (or any successor provision then in effect) under the Securities Act or (iii) the entire amount of such Registrable Securities may be disposed of pursuant to paragraph (k) of Rule 144.

                 (b) Eligible Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities entitled to the benefits of this Agreement (an “Eligible Holder”) whenever such Person (i) is a party to this Agreement (or a permitted transferee thereof who has agreed in writing to be bound by the terms of this Agreement) and (ii) owns Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.

           3. Demand Registration; Shelf Registration.

                (a) Request for Demand Registration.

(i) Subject to Section 3(f) below, Eligible Holders may, in accordance with Section 3(a)(iii), request in writing the registration of Registrable Securities under the Securities Act (each such registration under this Section 3(a) that satisfies the requirements set forth in Section 3(b) shall be referred to herein as a “Demand Registration” and the Eligible Holder or Eligible Holders requesting such Demand Registration in accordance with the provisions of Section 3(a)(iii) shall be referred to herein as the “Initiating Holders”). Notwithstanding the foregoing, in no event shall the Company be required to effect more than five Demand Registrations pursuant to this Agreement. Each request for a Demand Registration by the Initiating Holders shall specify the amount of the Registrable Securities proposed to be sold, the intended method of disposition thereof and the jurisdictions in which registration is desired. Upon a request for a Demand Registration, the Company shall promptly take such steps as are reasonably necessary or appropriate to prepare for the registration of the Registrable Securities to be registered.

(ii) Subject to Section 3(f) below, within ten days after the receipt from Eligible Holders of a request for a Demand Registration in accordance with Section 3(a)(iii), the Company shall give written notice thereof to all other Eligible Holders and include in such registration all Registrable Securities held by any Eligible Holder from whom the Company has received a written request for inclusion therein by the later of (x) the 15th day after the giving of such written notice by the Company or (y) ten days prior to the filing of the registration statement with the SEC. Subject to Section 3(d), the Company shall be entitled to include in any registration statement and offering made pursuant to a Demand Registration, authorized but unissued shares of Common Stock, shares of Common Stock held by the Company as treasury shares or shares of Common Stock held by stockholders other than the Eligible Holders; provided, however, that such inclusion shall be permitted only to the extent that it is pursuant to and subject to the terms of the underwriting agreement or arrangements, if any, entered into by the Initiating Holders exercising the Demand Registration rights.

(iii) Demand Registrations may be requested by the Eligible Holders as follows:

(A) two Demand Registrations may be requested in writing pursuant to Section 3(a)(i) by each of the Major Holders; provided, however, that a Major Holder shall forfeit its right to request a Demand Registration pursuant to this subparagraph (A) at such time as such Major Holder owns less than 25% of the Registrable Securities owned by such Major Holder as of the date hereof;

(B) one Demand Registration may be requested in writing pursuant to Section 3(a)(i) by Eligible Holders holding at least 10% of the Registrable Securities held by all of the Eligible Holders; provided, however, that a Major Holder shall not be permitted to make or join in any request pursuant to this subparagraph (B) unless such Major Holder shall have previously exercised or shall otherwise not be entitled to exercise its right to request a Demand Registration pursuant to subparagraph (A) above; and, provided, further, that for each Demand Registration under subparagraph (A) that shall have been forfeited prior to exercise as a result of the proviso to subparagraph (A), the number of Demand Registrations permitted under this subparagraph (B) shall be increased by one; and

(C) the Company shall cooperate with the Eligible Holders in order to facilitate communications among such Persons solely for the purpose of obtaining the consent of sufficient Eligible Holders to request a Demand Registration pursuant to subparagraph (B) of this Section 3(a)(iii), including, without limitation, by providing a list of shareholders of the Company reflecting their respective ownership of Registrable Securities and contact information, which shall be used solely for purposes of this Agreement.

                (b) Effective Demand Registration. A registration requested pursuant to Section 3(a) hereof shall not count as one of the demands to which the Eligible Holders are entitled hereunder unless (i) such registration statement is declared effective and remains effective until the earlier of (x) 90 days following the first day of effectiveness of such registration statement after, and resulting from, the request therefor and (y) the time at which all Registrable Securities covered thereby have been sold and (ii) none of the Registrable Securities requested to be included therein by the Eligible Holders are excluded therefrom as a result of Section 3(d) below.

                 (c) Expenses. In any registration initiated as a Demand Registration, the Company shall pay all Registration Expenses in connection therewith, whether or not such requested Demand Registration becomes effective.

                 (d) Underwriting Procedures. In the case of a requested Demand Registration relating to Registrable Securities having a fair market value of at least $20 million, if the Initiating Holders holding a majority of the Registrable Securities held by all Initiating Holders to which such requested Demand Registration relates so elect, the offering of such Registrable Securities pursuant to such requested Demand Registration shall be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(e). In such event, the Company shall use its reasonable efforts to include all Registrable Securities requested by the Eligible Holders to be included in such registration. Notwithstanding the preceding sentence, if the Approved Underwriter advises the Company in writing that, in its opinion, the aggregate amount of Registrable Securities requested to be included in such registration (including those securities requested by the Company to be included in such registration) is sufficiently large to have an adverse effect on the success of such offering, then the Company shall include in such registration only the aggregate amount of Registrable Securities that in the opinion of the Approved Underwriter may be sold without any such effect on the success of such offering (the “Approved Underwriter Amount”), and (i) if the number of Registrable Securities proposed to be included in such registration is greater than the Approved Underwriting Amount, then each Eligible Holder shall be entitled to have included in such registration Registrable Securities equal to its pro rata portion of the Approved Underwriter Amount, based on the amounts of Registrable Securities sought to be registered by the Eligible Holders in their requests for participation in the requested Demand Registration, and the Company and any Person who is not an Eligible Holder shall not include any securities therein, and (ii) to the extent that the number of Registrable Securities to be included by the Eligible Holders is less than the Approved Underwriter Amount, securities that the Company and any Person who is not an Eligible Holder proposes to register may also be included.

          If, as a result of the proration provision of this Section 3(d), any Eligible Holder shall not be entitled to include all Registrable Securities in a registration that such Eligible Holder has requested to be included, such Eligible Holder may elect to withdraw its request to include Registrable Securities in such registration or may reduce the number requested to be included; provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (ii) such withdrawal or reduction shall be irrevocable.

                 (e) Selection of Underwriters. If any requested Demand Registration is in the form of an underwritten offering, the Company shall (i) select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the “Approved Underwriter”); provided, that such underwriter shall be reasonably satisfactory to the Initiating Holders holding a majority of the Registrable Securities held by all Initiating Holders to be included in the requested Demand Registration, and (ii) be willing to enter into an underwriting agreement with the Approved Underwriter in customary form reasonably satisfactory to the Company with all desiring Eligible Holders (subject to the pro-ration provisions of Section 3(d)).

                 (f) Limitations on Demand Registrations. The Demand Registration rights granted to the Eligible Holders in Section 3(a) are subject to each of the following limitations:

(i) the Company shall not be required to cause a Demand Registration pursuant to Section 3(a) to be declared effective within a period of 365 days after the date the Plan is consummated; provided, however, that the Company shall be obligated to file the Shelf Registration pursuant to Section 3(g).

(ii) the Company shall not be required to cause a Demand Registration pursuant to Section 3(a) to be declared effective within a period of 90 days after the effective date of any registration statement (other than the Shelf Registration or a registration statement on Form S-4 or Form S-8 or any successor form) of the Company under the Securities Act covering securities of the same class as any Registrable Securities; and

(iii) if the Board of Directors of the Company, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other transaction involving the Company or any of its subsidiaries (a “Valid Business Reason”), the Company may postpone filing or effecting a registration statement relating to a Demand Registration, or withdraw the same, until such Valid Business Reason no longer exists, but in no event for more than 90 days after the date of postponement or withdrawal, as the case may be; provided, however, that the Company may not postpone or withdraw a filing under this clause (iii) more than once in any twelve-month period.

          Upon receipt of any notice from the Company that the Company has determined to withdraw any registration statement pursuant to clause (iii) above, an Eligible Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Eligible Holder’s possession, of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. If the Company shall give any notice of postponement or withdrawal of a registration statement, the Company shall, at such time as the Valid Business Reason that caused such postponement or withdrawal no longer exists (but in no event later than 90 days after the date of the postponement), use its reasonable best efforts to effect promptly the registration under the Securities Act of the Registrable Securities covered by the postponed or withdrawn registration statement in accordance with this Section 3 (unless a majority of the Initiating Holders delivering the Demand Registration request shall have withdrawn such request, in which case the Company shall not be considered to have effected an effective registration for the purposes of this Agreement), and such registration shall not be further postponed or withdrawn pursuant to clause (iii) above.

                (g) Shelf Registration.

(i) The Company shall file within 90 days after consummation of the Plan a “shelf” registration statement (the “Shelf Registration”) on Form S-1 pursuant to Rule 415 under the Securities Act with respect to all of the Registrable Securities (other than any Registrable Securities which the Eligible Holders thereof elect in writing to exclude from such Shelf Registration). The Company shall use its reasonable best efforts to have the Shelf Registration declared effective as soon as reasonably practicable after such filing.

(ii) Unless a registration effected under the Shelf Registration is a Demand Registration, such registration shall not be in the form of an underwritten offering. The Company shall pay the Registration Expenses in connection with such registration in accordance with Section 7.

(iii) The Company may convert the Shelf Registration to a registration statement on Form S-3 when such form becomes available to the Company.

           4. Piggy-Back Registration.

                (a) Piggy-Back Rights. If the Company proposes to file or files a registration statement under the Securities Act with respect to an offering by the Company for its own account of any Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock (other than a registration statement on Form S-4 or S-8 (or any successor form thereto)) under the Securities Act, then the Company shall give written notice of such proposed filing or filing to each of the Eligible Holders, which notice shall be delivered no later than the date on which such filing is made and shall describe in detail the proposed registration and distribution and offer such Eligible Holders the opportunity to register the number of Registrable Securities as each such Eligible Holder may request. The Company shall use its reasonable best efforts to permit the Eligible Holders who have requested to participate in the registration for such offering within 15 days of the delivery of notice provided for in the preceding sentence to include such Registrable Securities in such offering on the same terms and conditions as the securities of the Company included therein. Notwithstanding the foregoing, if such registration involves an underwritten offering and the managing underwriters or underwriters (the “Company Underwriter”) shall advise the Eligible Holders of Registrable Securities in writing that, in its opinion, the total amount of securities requested to he included in such offering (the “Total Securities”) is sufficiently large so as to have an adverse effect on the success of the distribution of the Total Securities, then the Company shall include in such registration, to the extent of the number of Registrable Securities which the Company is so advised can be sold in (or during the time of) such offering without having such adverse effect, shares of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock that the Company proposed to register for its own account, and Registrable Securities proposed to be registered by the Eligible Holders, pro rata among the Company and such Eligible Holders.

                 (b) Priority of Registrations. Subject to the provisions of Section 3(f), if the Company proposes to register securities pursuant to Section 4(a) on the same day that the Eligible Holders request a registration pursuant to Section 3(a), then the Demand Registration requested by the Eligible Holders pursuant to Section 3(a) hereof shall be given priority.

                 (c) Expenses. The Company shall bear all Registration Expenses in connection with any registration pursuant to this Section 4 in accordance with Section 7.

                 (d) Conditions and Limitations on Piggyback Registrations. If, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to all Eligible Holders of record of Registrable Securities and, without prejudice, however, to the rights of Eligible Holders under Section 3, (i) in the case of a determination not to register, shall be relieved of its obligation to register the Registrable Securities pursuant to Section 4 of this Agreement in connection with such abandoned registration and (ii) in the case of a determination to delay the registration of its securities, shall be permitted to delay the registration of such Registrable Securities pursuant to Section 4 of this Agreement for the same period as the delay in registering such other securities.

          Any Eligible Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 4 by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, an Eligible Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

           5. Holdback Agreements.

                 (a) Restrictions on Public Sale by Eligible Holders. Each Eligible Holder agrees not to effect any public sale or distribution of any Registrable Securities being registered or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, during such reasonable period of time (not less than 45 days and not more than 90 days and which period, in any case, shall not exceed the applicable period under Section 5(b)) commencing on the effective date of any underwritten public offering (except for Registrable Securities included in such offering in accordance with this Agreement), as may be requested by the Approved Underwriter or the Company Underwriter. Each Eligible Holder also agrees that, during such reasonable period of time (not less than 45 days and not more than 90 days and which period, in any case, shall not exceed the applicable period under Section 5(b)) specified by the Company and an underwriter of Common Stock in connection with any underwritten public offering by the Company, commencing on the effective date of a registration statement of the Company filed under the Securities Act relating to such offering, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period (except for Registrable Securities included in such offering in accordance with this Agreement). The foregoing provisions of this Section 5(a) shall not be deemed to prohibit any Eligible Holder from distributing securities of the Company to such Eligible Holder’s partners, members, shareholders or employees at any time.

                 (b) Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any of its securities for its own account (except pursuant to registrations on Form S-4 or S-8 (or any successor form thereto) under the Securities Act) during such reasonable period of time (at least 45 days and not more than 180 days) commencing on the effective date of any registration statement (other than the Shelf Registration) in which Eligible Holders are participating, as may be requested by the Approved Underwriter or the Company Underwriter (except for securities being sold by the Company for its own account under such registration statement).

           6. Registration Procedures.

                (a) Obligations of the Company. Whenever registration of Registrable Securities is required pursuant to Section 3 or 4 of this Agreement, the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

(i) file any necessary post-effective amendments to the Shelf Registration (including, without limitation, any post-effective amendment necessary to include a form of prospectus reasonably requested by any Approved Underwriter or Company Underwriter) and use its reasonable best efforts to have such amendment to the Shelf Registration declared effective as soon as reasonably practicable after such filing (in any event not later than 30 days thereafter) and, subject to Sections 3(f) and 6(a)(iv), shall use its reasonable best efforts to keep the Shelf Registration as so amended continuously effective;

(ii) in the event the Shelf Registration is unavailable for any offering contemplated by this Agreement, as determined by the Company and its counsel, or as otherwise requested by an Approved Underwriter, subject to Section 3(f), (A) prepare and file with the SEC, not later than 30 days after receipt of a request for a Demand Registration with respect to Registrable Securities, a registration statement on any form on which registration is requested for which the Company then qualifies, which counsel for the Company shall deem appropriate and pursuant to which such offering may be made in accordance with the intended method of distribution thereof (except that the registration statement shall contain such of the information required to be included in a registration statement on Form S-1 as is reasonably requested for marketing purposes by the Approved Underwriter or the Company Underwriter), and (B) use its reasonable best efforts to cause any such Demand Registration to become effective as soon as reasonably practicable after such filing (in any event not later than 30 days thereafter);

(iii) notify each seller of Registrable Securities pursuant to any registration statement of any stop order issued or threatened by the SEC and take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

(iv) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the registration form utilized by the Company or by the instructions applicable to such registration form or by the Securities Act or the rules and regulations promulgated thereunder, until the earlier of (A) such time as all of such Registrable Securities and other securities have been disposed of in accordance with the intended methods of disposition or otherwise by the sellers thereof set forth in such registration statement and (B) in the case of the Shelf Registration, three years, and, in the case of a registration statement other than the Shelf Registration, subject to Section 3(f)(ii), 180 days, in any case, after the initial effective date of such registration statement; provided, however, that the Company shall be permitted by written notice to the Eligible Holders to suspend the availability of the Shelf Registration for (A) up to 60 days during any twelve-month period and (B) during any period in which the Company is not eligible to use Form S-3 for the Shelf Registration, for such additional periods as shall be necessary to cause any post-effective amendments to the Shelf Registration to become effective; provided, further, however, that the three-year period shall be extended by one additional day for each day that the availability of the Shelf Registration is suspended pursuant to the preceding proviso;

(v) as soon as reasonably possible, furnish to each seller of Registrable Securities, prior to filing a registration statement or any supplement or amendment thereto, copies of such registration statement, supplement or amendment as it is proposed to be filed, and thereafter such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(vi) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Eligible Holder selling Registrable Securities may request, and to continue such qualification in effect in each such jurisdiction for as long as is permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6(a)(vi), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

(vii) use its reasonable best efforts to obtain all other approvals, covenants, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the sellers of such Registrable Securities to consummate the disposition of such Registrable Securities;

(viii) notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company shall promptly prepare a supplement or amendment to such prospectus so that, after delivery of such supplement or amendment to the purchasers of such Registrable Securities, such prospectus, as so amended or supplemented, shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(ix) enter into and perform customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

(x) make available for inspection, on a confidential basis and after reasonable prior notice, by any seller of Registrable Securities, any managing underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any seller or any managing underwriter (each, an “Inspector” and, collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and any subsidiaries thereof as may be in existence at such time as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and any subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such registration statement;

(xi) obtain a “cold comfort” letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters, as the managing underwriter may reasonably request;

(xii) furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as such seller may reasonably request and as are customarily included in such opinions;

(xiii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable but no later than 15 months after the effective date of the registration statement, an earnings statement covering a period of 12 months beginning after the effective date of the registration statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act;

(xiv) keep each seller of Registrable Securities advised as to the initiation and progress of any registration under Section 3 or 4 hereunder;

(xv) provide officers' certificates and other customary closing documents;

(xvi) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and underwriters’ counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the “NASD”);

(xvii) provide appropriate officers as are requested by an Approved Underwriter or a Company Underwriter to participate in a “road show” or similar marketing effort being conducted by such underwriter with respect to an underwritten Demand Registration or piggy-back registration including Registrable Securities;

(xviii) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if no such securities are so listed, to be listed on the NASDAQ stock market (“NASDAQ”) and, if listed on NASDAQ, use its reasonable best efforts to (A) secure designation of all such Registrable Securities as a NASDAQ “national market system security” within the meaning of Rule 11a2-l under the Exchange Act and (B) cause such Registrable Securities to be listed on the NASDAQ Stock Market’s National Market or, failing that, to secure NASDAQ authorization for such Registrable Securities; and

(xix) use its best efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

                (b) Seller Information. The Company may require as a condition precedent of the Company’s obligations under this Section 6 that each seller of Registrable Securities as to which any registration is being effected furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

                (c) Notice to Discontinue. Each Eligible Holder agrees that, upon receipt of any notice from the Company of the suspension of the availability of the Shelf Registration under Section 6(a)(iv) or the happening of any event of the kind described in Section 6(a)(viii), such Eligible Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until (as applicable) the end of such suspension period or such Eligible Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(a)(viii) and, if so directed by the Company in the case of an event described in Section 6(a)(viii), such Eligible Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Eligible Holder’s possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 6(a)(iv)) by the number of days during the period (as applicable) of suspension of availability under Section 6(a)(iv) or from and including the date of the giving of such notice pursuant to Section 6(a)(viii) to and including the date when the Eligible Holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 6(a)(viii).

           7. Registration Expenses. The Company shall pay all of its expenses (other than underwriting discounts and commissions) arising from or incident to the performance of, or compliance with, this Agreement, including, without limitation, (a) SEC, stock exchange and NASD registration and filing fees, (b) all fees and expenses incurred in complying with securities or blue sky laws (including, without limitation, reasonable fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (c) all printing, messenger and customary delivery expenses, (d) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any special audits required in connection with any registration) and (e) the reasonable fees, charges and expenses of any special experts retained by the Company in connection with any registration pursuant to the terms of this Agreement, regardless of whether the registration statement filed in connection with such registration is declared effective. The Company shall also pay the reasonable fees, charges and disbursements of a single counsel to all of the Eligible Holders participating in any requested registration of Registrable Securities pursuant to Section 3 or 4. All of the expenses described in this Section 7 are referred to in this Agreement as “Registration Expenses.” Notwithstanding the foregoing provisions of this Section 7, in connection with any registration hereunder, each Eligible Holder of Registrable Securities being registered shall pay all underwriting discounts and commissions, all expenses of counsel (except as set forth in the second preceding sentence) and experts retained by such Eligible Holder, and any capital gains, income or transfer taxes, if any, attributable to the sale of such Registrable Securities, pro rata with respect to payments of discounts and commissions in accordance with the number of shares sold in the offering.

           8. Indemnification; Contribution.

                (a) Indemnification by the Company. In the event of any proposed registration of securities of the Company pursuant to Section 3 or 4, the Company agrees to indemnify and hold harmless each Eligible Holder, its directors, officers, partners, employees, advisors and agents, and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Eligible Holder, to the extent permitted by law, from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable costs of investigation and fees, disbursements and other charges of counsel) or other liabilities resulting from or arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any document incorporated by reference in any of the foregoing or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by or on behalf of such Eligible Holder expressly for use therein. The Company shall also indemnify any underwriters of the Registrable Securities, their officers, directors and employees, and each Person who controls any such underwriter (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Eligible Holders of Registrable Securities.

                (b) Indemnification by Eligible Holders. In connection with any proposed registration in which an Eligible Holder is participating pursuant to Section 3 or 4 hereof, each such Eligible Holder shall furnish to the Company in writing such information with respect to such Eligible Holder as the Company may reasonably request or as may be required by law for use in connection with any registration statement or prospectus to be used in connection with such registration and each Eligible Holder agrees to indemnify and hold harmless the Company, any underwriter retained by the Company and their respective directors, officers, employees and each Person who controls (within the meaning of the Securities Act and the Exchange Act) the Company or such underwriter to the same extent as the foregoing indemnity from the Company to the Eligible Holders (subject to the proviso to this sentence and applicable law), but only with respect to any such information furnished in writing by or on behalf of such Eligible Holder expressly for use therein; provided, however, that the liability of any Eligible Holder under this Section 8(b) shall be limited to the amount of the net proceeds received by such Eligible Holder in the offering giving rise to such liability.

                (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, that, the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Indemnified Party in its reasonable judgment, or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct; provided, however, that the Indemnifying Party shall only have to pay the fees and expenses of one firm of counsel for all Indemnified Parties in each jurisdiction. In either of such cases the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party. The rights accorded to any Indemnified Party hereunder shall be in addition to any rights that such Indemnified Party may have at common law, by separate agreement or otherwise.

                (d) Contribution. If the indemnification provided for in Section 8(a) from the Indemnifying Party is unavailable to an Indemnified Party in respect of any losses, claims, damages, expenses or other liabilities referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, expenses or other liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, expenses or other liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party’s and Indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, expenses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(a), 8(b) and 8(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8(d).

           9. Registration and Trading of Common Stock; Listing; Rule 144; Other Exemptions.

                (a) Registration and Trading of Common Stock. The Company shall use its reasonable best efforts to cause the Common Stock to be registered under the Exchange Act and to be eligible to trade on the New York Stock Exchange or NASDAQ. The Company shall use its reasonable best efforts to arrange for at least two market makers to register as such with respect to the Common Stock with the NASD.

                (b) Rule 144; Other Exemptions. The Company covenants that it shall file any reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and that it shall take such further action as each Eligible Holder may reasonably request (including, but not limited to, providing any information necessary to comply with Rules 144 and 144A (if available with respect to resales of the Registrable Securities) under the Securities Act), all to the extent required from time to time to enable such Eligible Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Rule 144A (if available with respect to resales of the Registrable Securities) under the Securities Act, as such rules may be amended from time to time, or (ii) any other rules or regulations now existing or hereafter adopted by the SEC.

           10. Certain Limitations on Registration Rights. In the case of a registration under Section 4 if the Company has determined to enter into an underwriting agreement in connection therewith, no Eligible Holder may participate in such registration unless such Eligible Holder (a) agrees to sell such Eligible Holder’s securities on the basis provided therein and (b) completes and executes all questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other documents reasonably required under the terms of such underwriting agreements.

           11. Miscellaneous.

                (a) Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

                 (b) No Inconsistent Agreements; Other Registration Rights. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Eligible Holders in this Agreement, other than any lock-up agreement with the underwriters in connection with an underwritten offering pursuant to which the Company agrees, for a period not in excess of 90 days (not in excess of 180 days with respect to securities being offered for sale by the Company) not to register for sale, and not to sell or otherwise dispose of, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

                 (c) Remedies. The Eligible Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

                 (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions of such section may not be given unless the Company has obtained the prior written consent of Eligible Holders holding at least a majority of the Registrable Securities held by all of the Eligible Holders.

                 (e) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

(i) if to the Company: AEI Resources Holding, Inc. (ii) if to Eligible Holders, at the address set forth in the Company's records.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

           (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided, however, that the registration rights of the Eligible Holders and the other obligations of the Company contained in this Agreement shall, with respect to any Registrable Security, be automatically transferred from an Eligible Holder to any subsequent holder of such Registrable Security (including any pledgee), provided notice of such transfer is given to the Company. Notwithstanding any transfer of such rights, all of the obligations of the Company hereunder shall survive any such transfer and shall continue to inure to the benefit of all transferees.

           (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

           (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

           (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law of such State.

           (j) Jurisdiction. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 10(e), such service to become effective ten days after such mailing.

           (k) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all of the rights and privileges of the Eligible Holders shall be enforceable to the fullest extent permitted by law.

           (l) Rules of Construction. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

           (m) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings in respect of the subject matter contained herein, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

           (n) Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

(Signature page follows)

           IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first above written.

AEI RESOURCES, INC.

By:/s/
      [Name]
      [Title]

Appaloosa Management LP
26 Main Street
Chatham, New Jersey 07928

By:/s/ Ronald M. Goldstein
      Ronald M. Goldstein
      Chief Financial Officer

King Street Capital Management, LLC on
          behalf of:
King Street Capital, L.P. and
King Street Capital, LTD
575 Lexington Avenue, 7th Floor
New York, New York 10022

By:/s/ Brian J. Higgins
      Brian J. Higgins
      Managing Member

Eaton Vance Management
On Behalf of:
National Municipals Portfolio and
High Yield Municipals Portfolio
255 State Street
Boston, Massachusetts 02109

By:/s/ Thomas Metzold
      Thomas Metzold
Vice President